EXHIBIT 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-102699), Registration Statement on Form S-3 (File No. 333-206622) and the Registration Statements on Form S-8 pertaining to QCR Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 333-116022), QCR Holdings, Inc. 2005 Deferred Income Plan (File No. 333-127466), QCR Holdings, Inc. 2008 Equity Incentive Plan (File No. 333-151042), QCR Holdings, Inc. 2013 Equity Incentive Plan (File No. 333-188391), QCR Holdings, Inc. 2010 Equity Incentive Plan (File No. 333-188391), QCR Holdings, Inc. Amended and Restated Employee Stock Purchase Plan (File No. 333-188391), Registration Statement on Form S-8 pertaining to QCR Holdings, Inc. 2016 Equity Incentive Plan (File No. 333-214282) and Registration Statement on Form S-3 (File No. 333-214283) of our report dated November 9, 2016, relating to the consolidated financial statements of Community State Bank and its subsidiary as of December 31, 2015 appearing in this Current Report on Form 8-K.

/s/ RSM US LLP

Des Moines, Iowa

November 9, 2016